Exhibit 99.1
CINEMARK HOLDINGS, INC. REPORTS Q4 2010 ADJUSTED EBITDA OF $113.9 MILLION ON
REVENUES OF $524.9 MILLION
Plano, TX, February 24, 2011 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2010.
Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2010 were $524.9 million compared to $536.4 million for the three months ended December 31, 2009. For the three months ended December 31, 2010, admissions revenues decreased 2.8% to $341.7 million and concession revenues decreased 4.5% to $153.8 million. The decreases were primarily related to a 7.0% decrease in attendance, partially offset by a 4.7% increase in average ticket price and a 2.7% increase in concession revenues per patron.
Adjusted EBITDA for the three months ended December 31, 2010 was $113.9 million compared to $121.9 million for the three months ended December 31, 2009. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2010 was $38.0 million compared to $39.9 million for the three months ended December 31, 2009.
“Cinemark continued its domestic out-performance streak during the fourth quarter of 2010 and posted another strong period, finishing the year with more than $2 billion in worldwide revenues for the first time in its history, ” stated Alan Stock, Cinemark’s Chief Executive Officer. “We achieved an approximate 9% increase in Adjusted EBITDA for the full year as a result of a very strong performance in Latin America and our operating discipline.”
Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2010 increased 8.3% to $2,141.1 million from $1,976.5 million for the year ended December 31, 2009. For the year ended December 31, 2010, admissions revenues increased 8.7% to $1,405.4 million and concession revenues increased 6.5% to $642.3 million. The increases were primarily related to a 1.9% increase in attendance, a 6.8% increase in average ticket prices and a 4.3% increase in concession revenues per patron.
Adjusted EBITDA for the year ended December 31, 2010 increased 9.1% to $485.9 million from $445.5 million for the year ended December 31, 2009. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.
Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2010 increased to $146.1 million from $97.1 million for the year ended December 31, 2009.
On December 31, 2010, the Company’s aggregate screen count was 4,945. As of December 31, 2010, Cinemark had commitments to open 12 new theatres and 102 screens during 2011 and nine additional new theatres with 94 screens subsequent to 2011.
The Company’s board of directors declared a cash dividend for its 2010 fourth quarter of $0.21 per share of common stock. The dividend will be paid on March 16, 2011 to stockholders of record on March 4, 2011.

Conference Call/Webcast — Today at 10 AM ET
Telephone: via 800/374-1346 or 706/679-3149 (for international callers).
Live Webcast/Replay: available live at www.cinemark.com in the Investor Relations section and archived for a limited time immediately following the call.
Call Replay: until February 28, 2011 via 800/642-1687 or 706/645-9291, passcode: 45716646.
About Cinemark Holdings, Inc.
Cinemark is a leading domestic and international motion picture exhibitor, operating 430 theatres with 4,945 screens in 39 U.S. states, Brazil, Mexico and 11 other Latin American countries as of December 31, 2010. For more information go to www.cinemark.com.
Contacts:
Robert Copple — 972/665-1500
Robert Rinderman — Jaffoni & Collins — 212/835-8500 or CNK@jcir.com
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 10, 2010 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2010	2009	2010	2009
Statement of Operations Data:
Revenues
Admissions	$341,652	$351,492	$1,405,389	$1,293,378
Concession	153,862	160,985	642,326	602,880
Other	29,395	23,890	93,429	80,242

Total revenues	$524,909	$536,367	$2,141,144	$1,976,500

Cost of operations
Film rentals and advertising	186,834	194,215	769,698	708,160
Concession supplies	24,019	24,689	97,484	91,918
Facility lease expense	64,425	62,301	255,717	238,779
Other theatre operating expenses	117,922	112,765	460,716	426,097
General and administrative expenses	30,456	27,517	109,045	96,497
Depreciation and amortization	39,518	36,670	143,508	149,515
Impairment of long-lived assets	6,481	3,743	12,538	11,858
(Gain) loss on sale of assets and other	(12,337)	800	(431)	3,202

Total cost of operations	457,318	462,700	1,848,275	1,726,026

Operating income	67,591	73,667	292,869	250,474
Interest expense (1)	(28,891)	(25,499)	(112,444)	(102,505)
Loss on early retirement of debt	(3)	—	(3)	(27,878)
Distributions from NCM	7,817	5,054	23,358	20,822
Other income	3,716	1,017	3,721	4,688

Income before income taxes	50,230	54,239	207,501	145,601
Income taxes	11,920	13,696	57,838	44,845

Net income	$38,310	$40,543	$149,663	$100,756

Less: Net income attributable to noncontrolling interests	297	681	3,543	3,648

Net income attributable to Cinemark Holdings, Inc.	$38,013	$39,862	$146,120	$97,108

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.33	$0.36	$1.30	$0.89

Diluted	$0.33	$0.36	$1.29	$0.87

Weighted average diluted shares outstanding	112,783	110,758	112,151	110,255

Other Financial Data:
Adjusted EBITDA (2)	$113,946	$121,905	$485,920	$445,524

(1)	Includes amortization of debt issue costs and excludes capitalized interest.

(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2010	2009
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$464,997	$437,936
Theatre properties and equipment, net	1,215,446	1,219,588
Total assets	3,421,478	3,276,448
Long-term debt, including current portion	1,532,441	1,543,705
Equity	1,033,152	914,628
Segment Information
(unaudited, in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
U.S.	$384,425	$419,671	$1,584,281	$1,558,736
International	143,836	117,741	564,240	421,765
Eliminations	(3,352)	(1,045)	(7,377)	(4,001)

Total revenues	$524,909	$536,367	$2,141,144	$1,976,500

Adjusted EBITDA
U.S.	$89,614	$101,483	$363,345	$361,685
International	24,332	20,422	122,575	83,839

Total Adjusted EBITDA	$113,946	$121,905	$485,920	$445,524

Capital Expenditures
U.S.	$22,903	$22,844	$70,474	$81,695
International	44,943	16,350	85,628	43,102

Total capital expenditures	$67,846	$39,194	$156,102	$124,797

Additional Segment Information (1)
(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2010	2009	Change	2010	2009	Change	2010	2009	Change
Admissions revenues	$253.7	$277.3	(8.5)%	$88.0	$74.2	18.6%	$341.7	$351.5	(2.8)%
Concession revenues	$114.8	$128.2	(10.5)%	$39.0	$32.8	18.9%	$153.8	$161.0	(4.5)%
Other revenues(2)	$12.6	$13.1	(3.8)%	$16.8	$10.8	55.6%	$29.4	$23.9	23.0%
Total revenues(2)	$381.1	$418.6	(9.0)%	$143.8	$117.8	22.1%	$524.9	$536.4	(2.1)%
Attendance	37.8	42.9	(11.9)%	19.0	18.2	4.4%	56.8	61.1	(7.0)%
Average ticket price	$6.71	$6.46	3.9%	$4.63	$4.08	13.5%	$6.02	$5.75	4.7%
Concession revenues per patron	$3.04	$2.99	1.7%	$2.05	$1.80	13.9%	$2.71	$2.64	2.7%
Average screen count	3,829	3,833		1,098	1,066		4,927	4,899
Revenues per average screen(2)	$99,536	$109,216	(8.9)%	$130,998	$110,451	18.6%	$106,548	$109,485	(2.7)%

			International Operating
	U.S. Operating Segment		Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
Film rentals and advertising	$140.9	$156.1	$46.0	$38.2	$186.9	$194.3
Concession supplies	14.1	16.5	9.9	8.2	24.0	24.7
Salaries and wages	42.6	44.4	13.0	9.9	55.6	54.3
Facility lease expense	45.3	45.9	19.1	16.4	64.4	62.3
Utilities and other	36.9	40.8	25.4	17.6	62.3	58.4

	U.S. Operating Segment			International Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2010	2009	Change	2010	2009	Change	2010	2009	Change
Admissions revenues	$1,044.7	$1,025.9	1.8%	$360.7	$267.5	34.8%	$1,405.4	$1,293.4	8.7%
Concession revenues	$487.9	$485.2	0.6%	$154.4	$117.7	31.2%	$642.3	$602.9	6.5%
Other revenues(2)	$44.3	$43.6	1.6%	$49.1	$36.6	34.2%	$93.4	$80.2	16.5%
Total revenues(2)	$1,576.9	$1,554.7	1.4%	$564.2	$421.8	33.8%	$2,141.1	$1,976.5	8.3%
Attendance	161.2	165.1	(2.4)%	80.0	71.6	11.7%	241.2	236.7	1.9%
Average ticket price	$6.48	$6.21	4.3%	$4.51	$3.74	20.6%	$5.83	$5.46	6.8%
Concession revenues per patron	$3.03	$2.94	3.1%	$1.93	$1.64	17.7%	$2.66	$2.55	4.3%
Average screen count	3,830	3,810		1,079	1,050		4,909	4,860
Revenues per average screen(2)	$411,708	$408,017	0.9%	$523,078	$401,828	30.2%	$436,181	$406,681	7.3%

			International Operating
	U.S. Operating Segment		Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009
Film rentals and advertising	$586.6	$572.3	$183.1	$135.9	$769.7	$708.2
Concession supplies	59.1	61.9	38.4	30.0	97.5	91.9
Salaries and wages	174.1	168.8	47.1	34.6	221.2	203.4
Facility lease expense	181.9	178.8	73.8	60.0	255.7	238.8
Utilities and other	161.5	163.5	78.0	59.2	239.5	222.7

(1)	Revenues and attendance are in millions. Average ticket price, concession revenues per patron and revenues per average screen are in dollars. Theatre operating costs are in millions.

(2)	U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.
Reconciliation of Adjusted EBITDA
(unaudited, in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income	$38,310	$40,543	$149,663	$100,756
Income taxes	11,920	13,696	57,838	44,845
Interest expense	28,891	25,499	112,444	102,505
Loss on early retirement of debt	3	—	3	27,878
Other income	(3,716)	(1,017)	(3,721)	(4,688)
Depreciation and amortization	39,518	36,670	143,508	149,515
Impairment of long-lived assets	6,481	3,743	12,538	11,858
(Gain) loss on sale of assets and other	(12,337)	800	(431)	3,202
Deferred lease expenses — theatres (2)	823	771	3,221	3,960
Deferred lease expenses — DCIP (3)	341	—	719	—
Amortization of long-term prepaid rents (2)	539	315	1,786	1,389
Share based awards compensation expense (4)	3,173	885	8,352	4,304

Adjusted EBITDA (1)	$113,946	$121,905	$485,920	$445,524

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)	Non-cash expense included in facility lease expense.

(3)	Non-cash expense included in other theatre operating expenses.

(4)	Non-cash expense included in general and administrative expenses.